UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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Viking Energy Group, Inc.
(Name of Registrant As Specified In Charter)

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Viking Energy Group, Inc.
15915 Katy Freeway, Suite 450
Houston, TX 77094

October 29, 2018

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Shareholder:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders”) of the voting capital stock of Viking Energy Group, Inc., a Nevada corporation (the “Company”), as of the close of business on October 16, 2018 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of Chapter 78 of the Nevada Revised Statutes (the “NRS”). The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions approved by our Board of Directors (the “Board”) and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of the Record Date (the “Written Consent”).

The Written Consent approved the following action:

•	At the Board’s discretion, effecting a one-for-five up to one-for-thirty (1:5 up to 1:30) reverse stock split of the Company’s issued and outstanding shares of common stock, without reducing the number of authorized shares of common stock, at a reverse stock split ratio the Board deems appropriate in its sole discretion (the “Reverse Stock Split”).

The Written Consent is the only shareholder approval required to effect the Reverse Stock Split under the NRS, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our shareholders, and our Board is not soliciting your consent or proxy in connection with the Reverse Stock Split. The Reverse Stock Split will not become effective until at least 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders. We expect to mail the accompanying Information Statement to the Shareholders on or about October 31, 2018.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Schedule 14C: We will furnish a copy of this Notice and Information Statement, without charge, to any shareholder upon written request to the address set forth above, Attention: Corporate Secretary.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

By:	/s/ James A. Doris
James A. Doris
Chairman & Chief Executive Officer

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Viking Energy Group, Inc.
15915 Katy Freeway, Suite 450
Houston, TX 77094

(281) 404-4387

______________

INFORMATION
STATEMENT

[Preliminary]

_____________

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND A PROXY.

INTRODUCTION

This Information Statement advises the shareholders of Viking Energy Group, Inc. (the “Company,” “we,” “our” or “us”) of the approval of the following action (the “Reverse Stock Split”):

•	At the Board of Director’s discretion, perform a one-for-five up to one-for-thirty (1:5 up to 1:30) reverse stock split of the Company’s issued and outstanding shares of common stock, without reducing the number of authorized shares of common stock, at a reverse stock split ratio the Board of Director’s deems appropriate in its sole discretion (the “Reverse Stock Split”).

On October 16, 2018 (the “Record Date”), our Board of Directors (the “Board”) approved the Reverse Stock Split and submitted the same to certain holders of our Series C Preferred Stock. On the same date, the holder of a majority of the voting power of the outstanding capital stock of the Company (the “Majority Stockholder”) executed and delivered to us a written consent in lieu of a meeting (the “Written Consent”) approving the Reverse Stock Split.

Section 78.320 of Chapter 78 of the Nevada Revised Statutes (the “NRS”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The NRS, however, require that in the event an action is approved by written consent, a company must provide notice of the taking of any corporate action without a meeting to all shareholders who were entitled to vote upon the action but who have not consented to the action. Under Nevada law, shareholders of the Company (the “Stockholders”) are not entitled to dissenters’ rights with respect to the Reverse Stock Split.

In accordance with the foregoing, we intend to mail a notice of Written Consent and this Information Statement on or about October 31, 2018. This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholder, which hold a majority of the voting capital stock of the Company.

Common & Preferred Stock

As of October 16, 2018, there were 89,246,645 shares of common stock considered issued and outstanding (with the holder of each share having one vote), and 28,092 shares of Series C Preferred Stock considered issued and outstanding (with the holder of each share having 10,000 votes). Pursuant to the NRS, at least a majority of the voting equity of the Company, or at least 185,083,323 votes (out of 370,166,645 total votes comprised of 89,246,645 common stock votes and 280,920,000 Series C Preferred Stock votes), is required to approve the Reverse Stock Split by written consent. The Majority Stockholder, who holds 2,000,000 shares of common stock and 28,092 shares of Series C Preferred Stock (approximately 76% of the total voting equity of the Company), has voted in favor of the Reverse Stock Split, thereby satisfying the requirement under Section 7-107-104 of the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholder, the number of shares of common stock and Series C Preferred Stock held by the Majority Stockholder, the total number of votes that the Majority Stockholder voted in favor of the Reverse Stock Split, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Common Stock held	Number of Series C Preferred Stock held	Number of Votes held by such Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Action (1)
James A. Doris	2,000,000	28,092	282,920,000	282,920,000	76.43%
Total	2,000,000	28,092	282,920,000	282,920,000	76.43%

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(1)	Based on 89,246,645 shares of common stock and 28,092 shares of super-voting Series C Preferred Stock considered issued and outstanding as of October 16, 2018.

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ACTIONS TO BE TAKEN

The Reverse Stock Split will become effective on the date that we file a Certificate(s) of Amendment to the Company’s Articles of Incorporation, as amended, (the “Amendment(s)”), with the State of Nevada effecting the Reverse Stock Split. We intend to file the Amendments with the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders, assuming the Board has finalized the Reverse Stock Split Ratio at such time.

REVERSE STOCK SPLIT

The Board has approved a reverse stock split of all the outstanding shares of the Company’s common stock at an exchange ratio of 1 post-split share for 5 pre-split shares (1:5), up to 1 post-split share for 30 pre-split shares (1:30), or anywhere between those ratios, at the Board’s discretion (the “Reverse Stock Split”), and an amendment to the Company’s Articles of Incorporation to effect such Reverse Stock Split. As part of the Reverse Stock Split, the Board will not reduce its authorized common or preferred stock. As stated above, the holders of shares representing a majority of the voting securities of the Company have given their written consent to the Reverse Stock Split.

The Board will have discretion to select an exchange ratio of 1 for 5, up to 1 for 30, or anywhere between, when effecting the Reverse Stock Split. Assuming the Board elects to complete either a 1:5 or a 1:30 reverse stock split, (i) the number of shares of common stock issued and outstanding immediately prior thereto will be reduced from approximately 89,246,645 shares (assuming this number of shares outstanding as of October 16, 2018, are outstanding immediately prior thereto) to approximately 17,849,329 shares of common stock (1:5 reverse stock split ratio) or 2,974,888 shares of common stock (1:30 reverse stock split ratio), and (ii) proportionate adjustments will be made to the per-share exercise price and the number of shares covered by outstanding options and warrants, if any, to buy common stock, so that the total prices required to be paid to fully exercise each option and warrant before and after the Reverse Stock Split will be approximately equal. Except for adjustments that may result from the treatment of fractional shares, which will be rounded up to the nearest whole number, each shareholder will beneficially hold the same percentage of common stock immediately following the Reverse Stock Split as such shareholder held immediately prior to the Reverse Stock Split.

As part of the Reverse Stock Split, the number of authorized shares of common will not be reduced. The Reverse Stock Split will have the result of creating newly authorized shares of common stock. This increase in the authorized number of shares of common stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Management use of additional shares to resist or frustrate a third-party transaction favored by a majority of the independent stockholders would likely result in an above-market premium being paid in that transaction. Any such issuance of the additional shares of common stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Reverse Stock Split be used as a type of antitakeover device. Any additional common stock when issued, would have the same rights and preferences as the shares of common stock presently outstanding. Any additional common stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of Company debt into equity, stock options, or other corporate purposes. The Company has no other plans for the use of any additional shares of common stock. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

The following table summarizes the effects of the Reverse Stock Split upon the Company’s outstanding common stock, assuming that (i) there are 89,246,645 shares of common stock outstanding immediately prior to the Reverse Stock Split, (ii) that the Board chooses a reverse stock split ratio of 1:5, 1:15, or 1:30, and (iii) our authorized common stock is not reduced.

Reverse Stock Split Ratio	Type of Stock		Number of Shares
No Split	Common Stock	Authorized	100,000,000
		Issued and Outstanding	89,246,645
		Authorized but Unissued	10,753,355

1:5	Common Stock	Authorized	100,000,000
		Issued and Outstanding	17,849,329
		Authorized but Unissued	82,150,671

1:15	Common Stock	Authorized	100,000,000
		Issued and Outstanding	5,949,776
		Authorized but Unissued	94,050,224

1:30	Common Stock	Authorized	100,000,000
		Issued and Outstanding	2,974,888
		Authorized but Unissued	97,025,112

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Reasons for the Reverse Stock Split

The Board believes that the increased market price of the common stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of the common stock and will encourage interest and trading in the common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of the common stock may be adversely affected by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split. The Board anticipates, however, that the expected higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Finally, on September 20, 2018, the Company submitted an application to list its common stock on the NASDAQ Capital Market (“NASDAQ”). The Reverse Stock Split could allow the Company to meet NASDAQ’s initial listing share-price requirement of $3.00-$4.00 (depending on other listing requirements). There can be no assurance that the Reverse Stock Split will increase the market price of the Company’s common stock and have the desired effect of allowing the Company’s to meet NASDAQ’s share-price requirement. The Board believes that a reverse split has the potential to increase the market price of the common stock so that the Company may be able to satisfy NASDAQ’s share-price requirement. However, the long- and near-term effects of the Reverse Stock Split upon the market price of the common stock cannot be predicted with any certainty.

The Board confirms this transaction will not be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Based upon the foregoing factors, the Board has determined that the Reverse Stock Split is in the best interests of the Company and its shareholders.

Effects of the Reverse Stock Split

Upon the effectiveness of the Reverse Stock Split, each common shareholder will beneficially own a reduced number of shares of common stock. The Reverse Stock Split will affect all of the Company’s common shareholders uniformly and will not affect any common shareholder’s percentage ownership interests, except to the extent that the Reverse Stock Split results in any of the shareholders owning a fractional share as described herein. The number of shareholders of record will also not be affected by the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock and preferred stock as of October 16, 2018, of (i) each person known to us to beneficially own more than 5% of any class of our securities, (ii) our directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group. As of October 16, 2018, there were a total of 89,246,645 shares of common stock considered issued and outstanding, and 28,092 shares of Series C Preferred Stock considered issued and outstanding. Each share of common stock has one vote; and each share of Series C Preferred Stock has the equivalent of 10,000 votes of common stock. The column titled “Percent of Class” shows the percentage of the class of voting stock beneficially owned by each identified party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of October 16, 2018, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table below has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the stockholders listed below, unless otherwise specified is in care of the Company at 15915 Katy Freeway, Suite 450, Houston, Texas, 77094.

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Percent of Class (1)	Amount & Nature of Beneficial Ownership	Amount & Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	James A. Doris (2)	17,000,000	16.31%
Common Stock	Frank W. Barker, Jr. (3)	5,000,000	5.31%
Common Stock	Tom Simeo (4) (address unknown)	5,529,986	6.20%
Common Stock	All Officers and Directors as a Group	22,000,000	20.14%
Series C Preferred Stock	James A. Doris	28,092	100.0%
Series C Preferred Stock	All Officers and Directors as a Group	28,092	100.0%

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1.	As of October 16, 2018, a total of 89,246,645 shares of the Company's common stock, and 28,092 shares of the Company's Series C Preferred Stock, are considered to be outstanding pursuant to Securities Exchange Act Rule 13d-3(d)(1). For each beneficial owner identified above, any warrants exercisable within 60 days have been included for purposes of calculating the relevant percentage for that beneficial owner (but not included for purposes of calculating the relevant percentages for other beneficial owners as required by Rule 13d-3(d)(1)(i)).

2.	Includes 15,000,000 warrants to purchase common stock held by James Doris, our CEO and member of our Board of Directors.

3.	Includes 5,000,000 warrants to purchase common stock held by FWB Consulting, Inc., a company controlled by Frank W. Barker, Jr., our CFO.

4.	Held in the name of Viking Investments Group, LLC, which the Company believes is beneficially owned by Tom Simeo.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017;

(2)	Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

(3)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2018; and

(4)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

You may request a copy of these filings, at no cost, by writing Viking Energy Group, Inc., 15915 Katy Freeway, Suite 450, Houston, Texas, 77094, or telephoning the Company at (281) 404-4387. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 15915 Katy Freeway, Suite 450, Houston, Texas, 77094, or telephoning the Company at (281) 404-4387.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of common stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ James A. Doris

James A. Doris

Chairman & Chief Executive Officer

Dated: October 29, 2018

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